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[LETTERHEAD OF SHIPMAN & GOODWIN]                              EXHIBIT 5.2



                              June 7, 1995



Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan 48084

     Re:  Kmart 1995 Pass Through Certificates
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Ladies and Gentlemen:

     We have acted as counsel to Shawmut Bank Connecticut, National Association, a national banking association ("Shawmut"), individually and as Pass Through Trustee (the "Pass Through Trustee") under the proposed Pass Through Trust Agreements (the "Pass Through Trust Agreements") by and between Shawmut and Kmart Corporation ("Kmart"), in connection with the filing by Kmart with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (as amended from time to time, the "Registration Statement"). The Registration Statement relates, inter alia, to the issuance of Pass Through Certificates (the "Certificates") by the Pass Through Trustee pursuant to the Pass Through Trust Agreements.

     We have examined the forms of the Pass Through Trust Agreements (including the forms of Certificates attached as an exhibit thereto) which you have furnished to us and which are being filed as an exhibit to the Registration Statement. We have also examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

     The opinions set forth herein are limited to the federal laws of the United States of America governing the banking and trust powers of Shawmut and the laws of the State of Connecticut. Insofar as the opinions expressed herein involve the laws of other jurisdictions, including, without limitation, the opinions expressed in paragraph 4 below, we have with your permission assumed that the laws of such
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Kmart Corporation
June 7, 1995
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jurisdictions are in all material respects identical to the laws of the State of
Connecticut. In addition, without limiting the foregoing, we express no opinion with respect to (i) federal securities laws, including without limitation the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, or (ii) state securities or blue sky laws. The opinions set forth herein are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     In rendering the opinions set forth herein, we have assumed that the Pass Through Trust Agreements will not differ in any material respect from the forms thereof delivered to us and filed as an exhibit to the Registration Statement, that each series of Certificates will be issued in accordance with the provisions of the Pass Through Trust Agreements, and that each Certificate will not differ in any material respect from the form thereof attached to the form of Pass Through Trust Agreement examined by us to which such Certificate relates.

     In addition, we have assumed the due authorization, execution and delivery of the Pass Through Trust Agreements by Kmart, the full power, authority and legal right of Kmart to authorize, execute, deliver and perform each such document and the compliance by each such document with Kmart's charter and by-laws and with all laws, governmental rules and regulations that may be applicable to Kmart.

     To the extent that any opinion expressed herein speaks to any event which may occur after the date hereof (a "Future Event"), we have assumed that at the time of any such Future Event no change in any circumstance of fact or law that exists on the date hereof (or that has been expressly assumed by us herein) will have occurred such as to affect any opinion expressed herein.

     Based on the foregoing, we are of the opinion that:

     1. Shawmut has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States of America.
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Kmart Corporation
June 7, 1995
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     2.   Upon the execution and delivery by Kmart of the Pass Through Trust
Agreements, the Pass Through Trust Agreements will have been duly authorized and will constitute legal, valid and binding obligations of Shawmut.

     3. Upon the execution and delivery by Shawmut of the Pass Through Trust Agreements, the execution and delivery by the Pass Through Trustee of the Certificates to be issued pursuant to the Pass Through Trust Agreements will have been duly authorized by the Pass Through Trustee.

     4. Upon the execution and delivery of the Certificates by the Pass Through Trustee, in accordance with the terms of the Pass Through Trust Agreements, each such Certificate, when issued and sold in accordance with the underwriting agreement with respect thereto between Kmart and the underwriters named therein will be a valid and binding obligation of the Pass Through Trustee and will be entitled to the benefits of the Pass Through Trust Agreement to which such Certificate relates.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the
prospectus contained in the Registration Statement.   In giving this consent, we
do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission.

     This opinion is only for your benefit in connection with the transactions contemplated by the Registration Statement, except that it may be relied on by Shearman & Sterling and Dickinson, Wright, Moon, Van Dusen & Freeman in connection therewith.

                              Very truly yours,

                              /s/ Shipman & Goodwin

                              SHIPMAN & GOODWIN